UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 17, 2015

WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-34259	30-0513080
(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 1000, Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

(713) 403-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Sale of UTILX

On March 17, 2015, Willbros Group, Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement dated as of such date (the “Purchase Agreement”), by and among Novinium, Inc., a Delaware corporation, as purchaser (“Novinium”), Willbros Utility T&D Holdings, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (the “Seller”), and the Company. On March 19, 2015, pursuant to the terms of the Purchase Agreement, Novinium acquired all of the equity interests of UTILX Corporation (“UTILX”) from the Seller at the closing. Novinium paid closing consideration of approximately $40,000,000 in cash, of which $500,000 was deposited into an escrow account for a period of six months to cover post-closing adjustments and any indemnification obligations of Seller. The closing consideration is subject to a working capital and other typical post-closing adjustments.

The Purchase Agreement includes a guaranty by the Company of each of the obligations of the Seller thereunder including certain indemnification obligations. The Purchase Agreement contains customary representations, warranties, covenants and indemnities of the parties to the agreement.

A copy of the Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated by reference into this Item 1.01 as though fully set forth herein. The foregoing summary description of the Purchase Agreement and the transactions contemplated therein is not intended to be complete and is qualified in its entirety by the complete text of the Purchase Agreement.

The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual or financial information about the Company, the Seller or any of their subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, the Seller or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other filings that the Company makes with the Securities and Exchange Commission.

Amended and Restated Stockholder Agreement

On March 19, 2015, the Company entered into an Amended and Restated Stockholder Agreement (the “Restatement”) with InfrastruX Holdings, LLC (the “Investor”), amending and restating the Stockholder Agreement dated as of March 11, 2010, by and between such parties. Prior to the Restatement, the Investor was entitled to name two designees to the Company’s Board of Directors as long as the Investor and any affiliate transferees of the Investor (collectively, the “Investor Group”) beneficially owns all of the shares of Company common stock (“Shares”) received in connection with the Company’s acquisition of InfrastruX Group, Inc. effective July 1, 2010 (the “Initial Shares”), with any Shares issued to former, current or future officers, directors and employees of the Company or its affiliates on or after April 1, 2011 (the “Excluded Interests”), being excluded from the determination of the Investor Group’s ownership for purposes of determining the Investor’s designees. Under the Restatement, following the time when the Investor Group no longer beneficially owns all of the Initial Shares, the determination of the Investor Group’s percentage ownership of Shares for purposes of determining the number of Investor designees to the Board of Directors will be as follows:

•	for so long as the Investor Group beneficially owns at least 15% of all Shares then-outstanding (excluding the Excluded Interests), the Investor will be entitled to two designees on the Company’s Board of Directors, and

•	for so long as the Investor Group beneficially owns at least 5% (reduced from 10% as a result of the Restatement) of all Shares then-outstanding (excluding the Excluded Interests), but less than 15% of all Shares then-outstanding (excluding the Excluded Interests), the Investor will be entitled to one designee on the Company’s Board of Directors.

In addition, under the Restatement:

•	The Investor’s right to have its Shares registered on a shelf registration statement will continue until such time as the Investor Group ceases to be the beneficial owner of 5% or more of the outstanding Shares (excluding the Excluded Interests), reduced from 10% as a result of the Restatement;

•	Transfer restrictions on the Investor’s Shares were eliminated, except that the Investor must obtain the consent of the Company for a transfer of 5% or more of the outstanding Shares to the same transferee or group of related transferees; and

•	The minimum value of Shares that may be offered for sale by the Investor on an underwritten registered demand offering is reduced from $50,000,000 to $20,000,000.

A copy of the Restatement is attached to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated by reference into this Item 1.01 as though fully set forth herein. The foregoing summary description of the Restatement is not intended to be complete and is qualified in its entirety by the complete text of the Restatement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 19, 2015, the transactions contemplated by the Purchase Agreement were consummated, and the Seller sold all of the equity interests of UTILX. The discussion of the Purchase Agreement in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro forma financial information.

Filed as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated herein by reference, are unaudited pro forma condensed consolidated financial statements of the Company as of and for the nine months ended September 30, 2014 and for the year ended December 31, 2013, which have been prepared to give effect to the sale of UTILX, completed on March 19, 2015. The pro forma financial statements are presented for informational purposes only and do not purport to represent what the Company’s consolidated results of operations or financial position would have been had the sale of UTILX occurred on the dates indicated or to project the Company’s consolidated financial position as of any future date or the Company’s consolidated results of operations for any future period.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of March 17, 2015, by and between Novinium, Inc., the Seller and the Company.

4.1	Amended and Restated Stockholder Agreement, dated as of March 19, 2015, by and between the Company and InfrastruX Holdings, LLC.

99.1	Company pro forma financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.

Date: March 23, 2015	By:	/s/ Van A. Welch
Van A. Welch
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of March 17, 2015, by and between Novinium, Inc., the Seller and the Company.

4.1	Amended and Restated Stockholder Agreement, dated as of March 19, 2015, by and between the Company and InfrastruX Holdings, LLC.

99.1	Company pro forma financial statements.